Exhibit 99.1

SOURCE: Walter Energy

March 22, 2013

Walter Energy Commences $350 Million Private Offering of Senior Notes

BIRMINGHAM, Ala. — March 22, 2013 — Walter Energy Inc. (“Walter Energy”) (NYSE: WLT) (TSX: WLT) today announced that it has commenced a private offering of $350 million aggregate principal amount of senior notes due 2021 (the “Notes”).  The Notes will be guaranteed by each of Walter Energy’s current and future direct and indirect wholly-owned domestic restricted subsidiaries that from time to time guarantees any of Walter Energy’s indebtedness or any indebtedness of any of Walter Energy’s restricted subsidiaries.  The Notes and related guarantees will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Walter Energy plans to use the net proceeds of the offering to repay $250 million of indebtedness outstanding under its credit facilities and the remainder for general corporate purposes.

This press release does not constitute an offer to sell, or a solicitation of an offer to sell or buy any securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,100 employees and contractors with operations in the United States, Canada and United Kingdom.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting Walter Energy and are subject to various risks, uncertainties and factors relating to Walter Energy’s operations and business environment, all of which are difficult to predict and many of which are beyond Walter Energy’s control, that could cause Walter Energy’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from Walter Energy’s forward-looking statements: unfavorable economic, financial and business conditions; the global economic crisis; market conditions beyond Walter Energy’s control; prolonged decline in the price of coal; decline in global coal or steel demand; prolonged or dramatic shortages or difficulties in coal production; Walter Energy customers’ refusal to honor or renew contracts; Walter Energy’s ability to collect payments from its customers; inherent risks in coal mining such as weather patterns and conditions affecting production, geological conditions, equipment failure and other operational risks associated with mining; title defects preventing Walter Energy from (or resulting in additional costs for) mining its mineral interests; concentration of Walter Energy’s mining operations in limited number of areas; a significant reduction of, or loss of purchases by, Walter Energy’s largest customers; unavailability of cost-effective transportation for Walter Energy’s coal; availability, performance and costs of railroad, barge, truck and other transportation; disruptions or delays at the port facilities used by Walter Energy; risks associated with Walter Energy’s reclamation and mine closure obligations, including failure to obtain or renew surety bonds; significant increase in competitive pressures and foreign currency fluctuations; significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components; availability of adequate skilled employees and other labor relations matters; inaccuracies in Walter Energy’s estimates of its coal reserves; estimates concerning economically recoverable coal reserves; greater than anticipated costs incurred for compliance with environmental liabilities or limitations on Walter Energy’s abilities to produce or sell coal; Walter Energy’s ability to attract and retain key personnel; future regulations that increase Walter Energy’s costs or limit its ability to produce coal; new laws and regulations to reduce greenhouse gas emissions that impact the demand for Walter Energy’s coal reserves; adverse rulings in current or future litigation; inability to access needed capital; events beyond Walter Energy’s control may result in an event of default under one or more of its debt instruments; availability of licenses, permits, and other authorizations may be subject to challenges; risks associated with Walter Energy’s reclamation and mine closure obligations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks related to Walter Energy’s indebtedness and its ability to generate cash for its financial obligations; downgrade in Walter Energy’s credit rating; Walter Energy’s ability to identify suitable acquisition candidates to promote growth; Walter Energy’s ability to successfully integrate acquisitions; Walter Energy’s exposure to indemnification obligations; volatility in the price of Walter Energy’s common stock; Walter Energy’s ability to pay regular dividends to stockholders; costs related to Walter Energy’s post-retirement benefit obligations and workers’ compensation obligations; Walter Energy’s exposure to litigation; and other risks and uncertainties including those described in Walter Energy’s filings with the SEC. Forward-looking statements made by Walter Energy in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in Walter Energy’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Walter Energy to predict these events or how they may affect it or its anticipated results. Walter Energy has no duty to, and does not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Contact Information

Investor Contact:
Investor Relations
205.745.2627
investorrelations@walterenergy.com